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                          VECTRA TECHNOLOGIES, INC.

                                  EXHIBIT 23
              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-4208, No. 33-15204, No. 33-21655, No. 33-28842, and
No. 33-58194) pertaining to the VECTRA Technologies, Inc. 1988 Stock Option Plan and the VECTRA Technologies, Inc. Stock Option Plan of our report dated April 5, 1996, except for Note 3 as to which the date is April 15, 1996, with respect to the consolidated financial statements and schedule of VECTRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                                       ERNST & YOUNG LLP


Walnut Creek, California
April 15, 1996



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